PRELIMINARY COPY

       [PROXY TABULATOR]         IMPORTANT:  ELECTRONIC VOTING OPTIONS AVAILABLE
       [address]                 Fast, convenient, easy and generally available
                                 24 hours a day!



          VOTE BY TELEPHONE                    VOTE ON THE INTERNET

1.   Read the Proxy Statement and      1. Read the Proxy Statement and have
     have this card on hand               this card on hand

2.   Call toll-free 1-888-221-0697     2. Go to www.proxyweb.com/MoneyFunds

3.   Enter the control number shown    3. Enter the control number shown to
     to the left and follow the           the left and follow the simple
     simple instructions                  instructions

4.   Keep this card for your records   4. Keep this card for your records

***   CONTROL NUMBER:  999 999 999 999 99   ***

PORTFOLIO NAME PRINTS HERE      Special Meeting of Shareholders - March 28, 2002

I hereby appoint John Millette, Maureen E. Kane, Caroline Pearson and Kathryn L. Quirk, each with the full power of substitution, as my proxies to vote all shares of the above-referenced portfolio (the "Portfolio") that I am entitled to vote, as shown on the reverse side, at the Special Meeting of Shareholders (the "Special Meeting") of the Portfolio to be held on March 28, 2002 at 4:00 p.m., Eastern time, at the offices of Zurich Scudder Investments, Inc., 13th Floor, Two International Place, Boston, MA 02110-4103, and at any adjournments or postponements thereof. I hereby revoke any and all proxies with respect to such shares previously given by me. I acknowledge receipt of the Proxy Statement relating to the Special Meeting.

This instruction may be revoked at any time prior to its exercise at the Special Meeting by execution of a subsequent proxy card, by written notice to the Portfolio's Secretary or by voting in person at the Special Meeting.


                                         IF NOT VOTING ELECTRONICALLY,
                                     PLEASE SIGN, DATE AND RETURN PROMPTLY
                                           IN THE ENCLOSED ENVELOPE.
                                             NO POSTAGE REQUIRED.



                              Dated _______________________________, 2002
                                    Signature(s) of Shareholder(s)

                              Please sign exactly as your name or names appear. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such.

                              Please  fill in box as shown  using
                              black or blue Ink or  number 2  pencil.      X

                              PLEASE DO NOT USE FINE POINT PENS.


                             YOUR VOTE IS IMPORTANT!

   TO VOTE BY TOUCH-TONE PHONE OR INTERNET, SEE INSTRUCTIONS ON REVERSE SIDE.

This proxy, if properly executed, will be voted in the manner directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposal.

This proxy is solicited on behalf of the Board of Trustees of the Portfolio. The Board of Trustees unanimously recommends a vote FOR the proposal.

PROPOSAL 1                                      FOR        AGAINST      ABSTAIN

To approve a new  investment  management         0            0            0
agreement for the Portfolio  with Zurich
Scudder Investments, Inc.

PROPOSAL 2                                      FOR        AGAINST      ABSTAIN

(For   shareholders   of  Scudder  Focus         0            0            0
Value+Growth Portfolio, SVS Dreman Small
Cap   Value   Portfolio,    SVS   Dreman
Financial  Services  Portfolio  and  SVS
Dreman  High  Return  Equity   Portfolio
only)  to  approve  a  new  sub-advisory
agreement for each Portfolio between the
Portfolio's   investment   manager   and
Dreman Value Management, L.L.C.

PROPOSAL 3                                      FOR        AGAINST      ABSTAIN

(For   shareholders   of  Scudder  Focus         0            0            0
Value+Growth  Portfolio only) to approve
a new sub-advisory agreement between the
Portfolio's   investment   manager   and
Jennison Associates LLC

PROPOSAL 4                                      FOR        AGAINST      ABSTAIN

(For  shareholders  of  SVS  Growth  and         0            0            0
Income    Portfolio   and   SVS   Growth
Opportunities Portfolio only) to approve
a new  sub-advisory  agreement  for each
Portfolio    between   the   Portfolio's
investment  manager  and  Janus  Capital
Corporation


The proxies are authorized to vote in their discretion on any other business that may properly come before the meeting and any adjournments or postponements thereof.



         PLEASE BE SURE TO SIGN AND DATE THIS PROXY ON THE REVERSE SIDE